RESTRICTED STOCK AWARD CERTIFICATE
1/1/2007
TCS Employee
100 Main Street
Anywhere, MD 00000 USA
Dear TCS Employee:
Pursuant to the terms and conditions of the TeleCommunication Systems, Inc. Fourth Amended and Restated 199710 shares of the Class A common Stock, par value $0.01 per share (the “Common Stock”) of TeleCommunication Systems, Stock Incentive Plan (the “Plan”), you have been granted Inc. (the “Company”) as outlined below. This Certificate constitutes part of and is subject to the terms and provisions of the attached Restricted Stock Grant Agreement (the “Agreement”) which is incorporated herein by reference.

Granted To:	TCS Employee
(the ‘Employee’”)
Grant Date:	January 1, 2007

Granted:	10
Grant Price:	$0.0000

Vesting Schedule:	2007 Exec Restricted Stock

3 on 04/10/2007
3 on 07/10/2007
4 on 10/10/2007
By my signature below, I hereby acknowledge receipt of these shares granted on the date shown above, which has been issued to me under the terms and conditions of the Agreement and the Plan. I understand that I must be an employee of, or otherwise providing service to TCS on the date the shares vest, unless otherwise provided in the Agreement or the Plan, and that I will forfeit all unvested shares at the close of business on my last day of employment or service with TCS. I further acknowledge receipt of the Plan Prospectus and the latest annual report or other SEC filing, and agree to be bound by all of the terms and conditions of the Option, as evidenced in the Agreement, and the Plan.

Signature:	Date:

TCS Employee
Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.